Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-1 No. 333-290206) of Icon Energy Corp., and
(2)	Registration Statement (Form F-3 No. 333-291988) of Icon Energy Corp.;

of our report dated February 24, 2026, with respect to the consolidated financial statements of Icon Energy Corp. included in this Annual Report (Form 20-F) of Icon Energy Corp. for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
February 24, 2026